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                                                          EXHIBIT 4.2




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                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October ___, 1996

                                     between

                            FRANKLIN RESOURCES, INC.

                                       and

                            THE CHASE MANHATTAN BANK,

                                   as Trustee



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                          FIRST SUPPLEMENTAL INDENTURE
                          ----------------------------

          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of October ___, 1996 (this "Supplement"), by and between FRANKLIN RESOURCES, INC., a Delaware corporation having its principal executive offices located at 777 Mariners Island
     Blvd., San Mateo, California 94404 (the "Company"), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a banking corporation organized under the laws of the State of New York having its Corporate Trust Office located at 450 West 33rd Street, New York, New York 10001, as trustee (the "Trustee"), is to that certain indenture, dated as of May 19, 1994 (the "Indenture"), between the Company and the Trustee. Capitalized terms used and not otherwise defined in this Supplement shall have the meanings ascribed thereto in the Indenture.

                                 R E C I T A L S
                                 - - - - - - - -
          WHEREAS, the Company desires to add Franklin Mutual Advisers, Inc. (formerly Elmore Securities Corporation), a Delaware corporation ("FMA"), as a Material Subsidiary of the Company under the Indenture, subject to, and effective upon, the consummation, if any, by FMA of the acquisition of certain assets of Heine Securities Corporation pursuant to that certain Agreement to Merge the Businesses of Heine Securities Corporation, Elmore Securities Corporation and Franklin Resources, Inc., dated as of June 25, 1996, as amended.

          NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH:

          1. The definition of "Material Subsidiary" in Section 101 of the Indenture is hereby amended and restated in its entirety as follows:

          "    "Material Subsidiary" means (a) Franklin Advisers, Inc., a
          California corporation, (b) Franklin/Templeton Distributors, Inc., a New York corporation, (c) Franklin/Templeton Investor Services, Inc., a California corporation, (d) Templeton Global Advisers Limited (formerly Templeton, Galbraith & Hansberger, Ltd.), a Bahamas corporation, (e) Templeton Investment Counsel, Inc., a Florida corporation, (f) Franklin Mutual Advisers, Inc. (formerly Elmore Securities Corporation), a Delaware corporation ("FMA"), subject to, and effective upon, the consummation, if any, by FMA of the acquisition of certain assets of Heine Securities Corporation pursuant to that certain Agreement to Merge the Businesses of Heine Securities Corporation, Elmore Securities Corporation and
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          Franklin Resources, Inc., dated as of June 25, 1996, as amended,
          (g) any other Subsidiary which owns, directly or indirectly, any of the capital stock of any corporation listed in (a) through (f) above or any successor entity and (h) any other Subsidiary with which any corporation listed in (a) through (f) above or any successor entity is merged or consolidated or which acquires or succeeds to a significant portion of the business, properties or assets of any corporation listed in (a) through (f) above or any successor entity."

          2. Subparagraph (2) of Section 501 of the Indenture is hereby amended and restated in its entirety as follows:

          "    (2)  default in the payment of the principal of or any
          premium on any Security of such series when it becomes due and payable at its Maturity; or".

          3. Subparagraphs (1) and (2) of Section 801 of the Indenture are hereby amended and restated in their entirety as follows:

          "    (1)  in case the Company shall consolidate with or merge
          into another Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, the entity formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company as an entirety or substantially as an entirety shall be a Corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by the successor Person and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to, all the Securities and the performance of every other covenant of this Indenture on the part of the Company to be performed or observed;

               (2) immediately after giving effect to such transaction, no Event of Default or event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing; and".

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          4.   Section 802 of the Indenture is hereby amended and restated
     in its entirety as follows:

          "    Upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company as an entirety or substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease to another Person, the predecessor Person shall be released from all obligations and covenants under this Indenture, the Securities and the Coupons."

          5. Nothing contained in this Supplement shall be deemed or construed to relieve the Company or the Trustee of any of their respective obligations under the Indenture as in effect immediately prior to the effectiveness of this Supplement, or to impair any rights or obligations of the Company or the Trustee under the Indenture in any way, and, except as expressly amended by Sections 1, 2, 3 and 4 above, the Indenture shall remain and continue in full force and effect and the Company and the Trustee hereby confirm all of the terms and provisions of the Indenture, as amended by this Supplement.

          6. This Supplement shall be governed by, any construed in accordance with, the laws that govern the Indenture and its construction.

          7. This Supplement may be executed in multiple counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

          8. The Trustee shall not be responsible in any manner whatsoever for or in respect of the sufficiency of this Supplement or for or in respect of the recitals set forth above, all of which recitals are made solely by the Company.

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          IN WITNESS WHEREOF, the parties hereto have caused this
     Supplement to be executed by their duly authorized representatives as of the date first written above.


     [SEAL]                        FRANKLIN RESOURCES, INC.



                                   By: _________________________
                                   Name:
                                   Title:
     Attest:



     --------------------


     [SEAL]                        THE CHASE MANHATTAN BANK



                                   By: _________________________
                                   Name:
                                   Title:
     Attest:



     --------------------



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     STATE OF  ___________)
                              : SS.:
     COUNTY OF ___________)

               On the ______ day of October, 1996, before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that he is the ___________________________ of Franklin Resources, Inc., one of the persons described in and who executed the foregoing instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such Corporation's seal; that it was so affixed by authority of the Board of Directors of said Corporation; and that he signed his name thereto by like authority.


                                        ____________________________
     Notary Public


     [NOTARIAL SEAL]


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     STATE OF  ____________)
                              :  SS.:
     COUNTY OF ____________)

               On the ______ day of October, 1996, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he is a _________________ of The Chase Manhattan Bank, one of the persons described in and who executed the foregoing instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such Corporation's seal; that it was so affixed by authority of the Board of Directors of said Corporation; and that he signed his name thereto by like authority.


                                        ____________________________
     Notary Public


     [NOTARIAL SEAL]




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